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                                                                    Exhibit 15.1


November 14, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 11, 2000 on our review of interim financial information of Patterson Energy, Inc. and its Subsidiaries (the "Company") as of and for the period ended September 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (File Nos. 333-47917, 33-97972, 33-39471 and 33-35399) and Forms S-3, as amended (File Nos.
333-43739, 333-89885 and 333-39537).

Yours very truly,

/s/  PRICEWATERHOUSECOOPERS LLP